Exhibit 10.6

EXHIBIT A

Raptor Fabrication & Equipment Inc

7510 Hwy 50, Groveland Florida 34736
321-274-9675 fax 352-429-3951 tom@raptorfe.com

Fabrication & Equipment

Proposal / Order Form

Customer: Epoch Capital Group
Address: 7800 Southland Blvd, Suite 150
Orlando, FL 32809

Proposal # 010-0360
Date November 12, 2009

Contact:

Phone: 407-286-0926
Fax: 407-557-3288
Email

Site Location Groveland, Florida
Proposed Equipment Use: 3,600,000 Gallons Per year Bio-Diesel System (depending on feed stock)
Special Conditions: Yearly production based on 7200 hours of operation per year

EQUIPMENT SPECIFIED

Quantity	Part No.	Description	Price
Outside Feedstock Storage Components			
3	904-7000-HT-ST	7,000 Gal. Steel Holding Tanks (Grease) w/ Preheaters to 140°f	Included
3	904-EH-480-3-50	Heater 480 volts AC, 3PH, 50 KW	Included
1	904-PUMP-92-EG	92 GPM Electric Gear Pump	Included
3	450-CP-TLF-FS	Feedstock Control Package, (Temp, Level, Flow)	Included
1	904-HMI-6 TCP	6" HMI Touch Control Panel	Included
Inside Biodiesel Skid System			
6	904-SPILL-10X20	Spill Containment 10' x 20' sections	Included
2	904-3000-AEST-PT	2000 Gal. Acid Etharification Reactor *(Includes, valves, controls, temperature, level and conductivity sensors)*	Included
1	904-PUMP-92-EG	92 GPM Electric Gear Pump	Included
2	904-EH-480-3-2	Heater 480 volts AC, 3PH, 2 KW	Included
2	904-EA-480-3-1.5HP	Agitator 1 1/2 HP, 480 VAC/ 3PH	Included
1	904-PUMP-1.5"-PD	1.5" Pneumatic Diaphragm Pump	Included
1	904-HMI-19 TCP	19" HMI Touch Control Panel	Included
1	904-5000-TEST-SS	5000 Gal. Trans-Etherification Reactor *(Includes, valves, controls, temperature, and level sensors)*	Included
1	904-EA-480-3-1.5HP	Agitator 1 1/2 HP, 480 VAC/ 3PH	Included
1	904-EH-480-3-2	Heater 480 volts AC, 3PH, 2 KW	Included
1	904-PUMP-1.5"-PD	1.5" Pneumatic Diaphragm Pump	Included
9	904-2600-HT-PT	2600 Gal. Post Reactor Settling Tanks *(Includes, valves, controls, temperature, level and conductivity sensors)*	Included
2	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
2	904-CATWALK-3X27	3' X 27' Foot Catwalk w/ pipe & electrical chases	Included
1	904-10 GPM- SEPOR	10 GPM Separators System	Included
1	450-C-T-T	Temperature Sensor	Included
1	904-EH-480-3-3	Heater 480 volts AC, 3PH, 3 KW	Included
1	904-HT-PT	Poly Holding Tank 500 gal.	Included
1	450-C-TLF-T	Temperature, Level and Flow Sensors	Included
1	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
1	904-GBT-500	Glycerin Bottoms Surge System (500 gal) *(Includes, valves, controls, temperature, and level sensors)*	Included
1	904-EH-480-3-3	Heater 480 volts AC, 3PH, 3 KW	Included
1	904-GRU-500	Glycerin Recovery with Methanol Recovery System (500 gal) *(Includes, valves, controls, temperature, and level sensors)*	Included
1	904-EH-480-3-20	Heater 480 volts AC, 3PH, 20 KW	Included

EQUIPMENT SPECIFIED		(Page 2)	
1	904-HX-3	Heat Exchanger for Heat Recovery #3	Included
2	904-IONEX-10-S	ION Exchange Units Sodium Base Resin (10 GPM)	Included
2	450-C-P-IX	Pressure Sensor for ION Exchange	Included
1	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
1	450-C-FM-T	Flow Meter	Included
1	904-MCS-10 GPM	Methanol Recovery System 10 GPM *(includes, valves, controls, temperature, and level sensors)*	Included
1	904-EH-480-3-100	Heater 480 volts AC, 3PH, 100 KW	Included
2	904-IONEX-10-H	ION Exchange Units Hydrogen Base Resin (10 GPM)	Included
2	450-C-P-IX	Pressure Sensor for ION Exchange	Included
1	904-HX-1	Heat Exchanger for Heat Recovery #1	Included
1	904-FS-1	Post Biodiesel Filter Unit (50,10,5,1 micron filters)	Included
Inside Chemical Skid System			
1	904-1000-AMT-PT	1000 Gal. Acid Catalyst Mixing System	Included
1	904-250-ADT	250 Gal. Sulfuric Acid Day Tank System *(includes, valves, control, and pump)*	Included
1	904-500-CMS-PT	500 Gal. Catalyst Mixing System	Included
1	904-1000-AMT-PT	1000 Gal. Acid Catalyst Mixing System	Included
Inside Biodiesel Storage Tank Components			
3	904-7000-HT-PT	7,000 Gal. Holding Tanks (Biodiesel)	Included
1	904-PUMP-140-BP	140 GPM Electric Biodiesel Pump	Included
3	450-CP-TLF-BS	Biodiesel Storage Control Package, (Temp, Level, Flow)	Included
1	904-HMI-6 TCP	6" HMI Touch Control Panel	Included
Outside Methanol Storage Tank Components			
1	904-6500-GMT	6,500 Gal. Above Ground Methanol Holding Tanks	Included
1	450-CP-TLF-M	Methanol Storage Control Package, (Temp, Level, Flow)	Included
1	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
		Equipment Total:	**$1,600,000.00**

SITEWORK

Description	Responsibility	Price
Unloading Equipment	Raptor	Included
Permitting	Customer	$0.00
Plumbing of Bio-Diesel System	Raptor	Included
Plumbing from tanks to Bio-Diesel System	Raptor	Included
Electrical to Bio-Diesel System Panels	Customer	$0.00
Electrical for Bio-Diesel System (internal)	Raptor	Included
Water to Biodiesel System	Raptor	Included
Installation of Bio-Diesel System	Raptor	Included
Initial Start-up/Training (two weeks)	Raptor	Included
Taxes, Import tax & duty	Customer	$0.00
	Site work Total:	**$0.00**

Freight	
Carrier:	Raptor
F.O.B.	Groveland, FL
Terms:	
Estimate:	

SUBTOTAL:	$1,600,000.00
TAXES:	
FREIGHT: (EST)	$0.00
TOTAL:	$1,600,000.00

Terms of Payment: Purchase within USA and Canada require a $600,000.00 deposit upon acceptance of Proposal, $200,000.00 in 6 week, and balance paid in six (6) monthly payments of $66,667.00 commencing on startup of system.

Priced valid until December 12, 2009

EXHIBIT B

QUARTERLY BUDGET AND BUSINESS PLAN

SCHEDULE 4.4

NAMES, ADDRESSES AND MEMBERSHIP INTERESTS AND/OR ECONOMIC INTERESTS OF THE MEMBERS

Member Name and Address	Membership Interest	Economic Interest
Epoch Green Partners LLC 7800 Southland Blvd., Suite 150 Orlando, FL 32809 Attn: Owais Khanani, Manager	80%	80%
Raptor Fabrication & Equipment Inc. 13784 Exotica Lane Wellington, FL 33414 Attn: ________, President	20%	20%

O0512946v4

EQUIPMENT PURCHASE, INSTALLATION
AND
ASSIGNMENT OF MEMBERSHIP INTEREST
AGREEMENT

THIS EQUIPMENT PURCHASE, INSTALLATION AND ASSIGNMENT OF MEMBERSHIP INTEREST AGREEMENT (the **"Purchase Agreement"**) is made and entered into this 18 day of November 2009, by and between EPOCH BIODIESEL LLC, a Florida limited liability company (**"Epoch"**) and RAPTOR FABRICATION & EQUIPMENT INC., a Florida corporation (**"Raptor"**).

RECITALS

A. Epoch is a producer of biodiesel fuel;

B. Raptor is a producer of equipment used in producing biodiesel fuel and is the {**owner of proprietary technologies**} and management expertise in connection with the operation of a biodiesel production facility;

C. Epoch desires to engage Raptor to deliver the Equipment and to perform the Installation Services, as more particularly described herein;

D. Epoch desires to engage Raptor to perform the management services on behalf of Epoch in exchange for an assignment of a membership interest in Epoch, as more particularly described herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The Recitals set forth in Paragraphs A through D above are true and correct and are incorporated herein by reference and made a part hereof.

2. Definitions. The following terms used in this Purchase Agreement shall have the following meanings:

(a) "Epoch" shall mean Epoch Biodiesel LLC, a Florida limited liability company.

(b) "Equipment" shall mean that certain equipment listed on **Exhibit A** attached hereto and made a part hereof.

(c) "Facility" shall mean Epoch's Facility located at 7510 SR-50 GROVELAND, FL 34736

(d) "Guarantee" shall mean the personal guarantees of Raptor's performance hereunder by Thomas Gleason and Dwayne Dundore.

(e) "Installation Services" shall mean the installation of the Equipment to the specifications provided in Section 4 below.

(f) "Membership Interest" shall mean a twenty percent (20%) Membership Interest in Epoch.

(g) "Operating Agreement" shall mean that certain Operating Agreement of Epoch in the form attached hereto as **Exhibit B**.

3. Purchase of Equipment. Epoch hereby agrees to purchase the Equipment from Raptor in accordance with the terms and conditions set forth herein. Raptor agrees to manufacture, deliver, and install the Equipment in accordance with the terms and conditions set forth herein within seventy (70) days of the date hereof and shall deliver title to the Equipment free and clear of all liens, claims or encumbrances in fully operating condition.

4. Installation Services. Epoch hereby engages Raptor to install the Equipment at Epoch's Facility within ~~seventy (70)~~ ninety (90) days following the date hereof. The Equipment must be installed such that upon installation, Epoch's Facility will meet the following standards:

(a) production of not less than 300,000 gallons of biodiesel fuel per month; and

(b) the quality of the biodiesel fuel produced must equal or exceed ASTM-D6751-08 grade specification.

Within ninety (90) days following the date hereof, Raptor shall certify in writing to Epoch that the Equipment has been installed and is operational in accordance with the specifications set forth in this Section 4. Upon Raptor's notice to Epoch that the Equipment has been installed and is operational in accordance with this Section 4, Epoch shall have not less than thirty (30) days to perform a quality control check to confirm that the installation has been accomplished and that the operational standards of the Equipment meets the specifications set forth in this Section 4 and shall send written confirmation to Raptor within ten (10) days following completion of Epoch's quality control check of Raptor's compliance or non-compliance with the requirements of this Section 4.

5. Management of Facility. Upon execution of this Purchase Agreement, Epoch shall transfer, or cause Epoch Green Partners LLC ("Epoch Green") to transfer, to Raptor a twenty percent (20%) Membership Interest in Epoch, and Epoch Green and Raptor shall execute and deliver the Operating Agreement. In the event that Raptor fails to timely deliver and install the Equipment or to meet the operational standards set forth in this Purchase Agreement, then Raptor shall forfeit its Membership Interest in Epoch in accordance with the Operating Agreement.

6. Terms of Payment. In exchange for the Equipment and Installation Services set forth above, Epoch shall pay Raptor the sum of One Million Six Hundred Thousand Dollars ($1,600,000.00) as follows:

(a) Upon execution of this Purchase Agreement, Epoch shall deliver to Raptor a deposit equal to Five Hundred Thousand Dollars ($500,000.00) in cash or immediately available funds;

(b) Upon execution of this Purchase Agreement, Epoch shall deliver to Raptor the Membership Interest, which the parties agree is valued at Three Hundred Twenty Thousand Dollars ($320,000.00);

(c) On or before the date that is six (6) weeks following the date hereof, Epoch shall deliver to Raptor an additional deposit in the sum of One Hundred Thousand Dollars ($100,000.00) in cash or immediately available funds;

(d) Upon delivery of the Equipment and completion of Installation Services and confirmation thereof by Epoch in accordance with the standards set forth herein, Epoch shall pay to Raptor the sum of Twenty-Five Thousand Dollars ($25,000.00) per month beginning on the first day of the calendar month immediately following the start of production of biodiesel fuel at the Facility and on the first day of each of the succeeding eleven (11) calendar months thereafter; and

(e) On the first day of the 13th calendar month following confirmation of the delivery of the Equipment and completion of the Installation Services, the balance of Three Hundred Eighty Thousand Dollars ($380,00.00) shall be paid to Raptor.

7. Representations and Warranties. In addition to the warranty of title set forth herein, Raptor hereby expressly warrants that the Equipment shall be delivered in new, unused condition and that the Equipment as installed in accordance with the Installation Services provided herein will be operated to produce not less than 300,000 gallons of biodiesel fuel per month with a quality ASTM-D6751-08 grade specification and that said Equipment shall be delivered and installed in such a manner to meet such operational specifications. In addition, Raptor warrants that all Equipment shall be free from defects in material and workmanship for a period of twenty-four (24) months following installation hereunder.

8. Risk of Loss or Damage. Raptor shall inspect all Equipment upon delivery to Epoch's Facility for damage or defects and will install said Equipment in accordance with this Purchase Agreement. Any damage to the Equipment resulting from the shipment or installation by Raptor shall be the sole responsibility of Raptor, and Raptor shall indemnify and hold Epoch harmless from and against damage, cost or expense incurred in connection with the delivery or installation of the Equipment.

9. Refund of Deposit. In the event that Raptor fails to timely deliver and install the Equipment in accordance with the standards set forth herein, then Raptor shall be in breach of this Purchase Agreement and Epoch shall be entitled to a refund of any deposit(s) actually paid to Raptor pursuant to Sections 6(a) and/or (b) above within seven (7) days following written notice from Epoch of Raptor's breach of this Purchase Agreement. To assure Epoch of the repayment of any deposit paid hereunder, the principals of Raptor have joined in the execution of this Purchase Agreement and hereby jointly and severally guarantee the payment and performance of the obligations of Raptor hereunder. The undersigned principals of Raptor agree to

refund any deposit and/or any other payments due Epoch hereunder as a result of Raptor's breach of this Purchase Agreement.

10. Completeness of Agreement. All understandings and agreements heretofore made between the parties hereto with respect to the subject matter of this Purchase Agreement are merged into this document, which together fully and completely express their agreement. No change or modification may be made to this Purchase Agreement except by written instrument duly executed by the parties hereto with the same formalities as this document.

11. Notices. All notices or other communications given or made under this Purchase Agreement shall be made in writing. Notices or other communications shall be deemed to have been given (i) when given personally to any party; or (ii) two (2) days following deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

If to Epoch:

7800 Southland Blvd., Suite 150
Orlando, FL 32809
Attn: Owais Khanani

If to Raptor:

13784 Exotica Lane
Wellington, FL 33414
Attn: PRESIDENT

12. Tenses; Pronouns. Words in a singular form used in this Purchase Agreement shall be contributed to include the plural and vice-versa. All pronouns and any variations thereof shall be deemed to include the masculine, feminine or neuter, as the identity of the Person or Person may require.

13. Governing Law; Venue. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Florida. In the event of any legal or equitable action arising under or relating to this Purchase Agreement, the venue for such action shall lie exclusively within either the state courts of Florida located in Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division, as the case may be, and the parties hereto do hereby specifically waive any other jurisdiction and venue.

14. Attorneys' Fees and Costs. If any party hereto brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action shall be entitled to recover from the non-prevailing party or parties all costs and expenses incurred by the prevailing party in such action, including, but not limited to, reasonable attorneys' fees, paralegal fees, law clerk fees and other legal costs and expenses, whether incurred at or before the trial level, and whether incurred in any appellate bankruptcy or other legal proceeding.

15. Counterparts. This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Purchase Agreement may be executed by the parties (in counterparts or otherwise). Signatures received through facsimile transmission shall bind the party whose signature is so received as if such signature were an original. At the request of any party, the parties hereto agree to execute an original of this Purchase Agreement as well as any facsimile, telecopy or other reproduction.

16. Survival, Representations and Warranties. The terms, conditions, obligations, representations, warranties and covenants of this Purchase Agreement shall survive its execution by the parties hereto and the closing of any transaction contemplated herein.

17. Further Cooperation. Each of the parties hereto hereby agree to take such further actions and to execute and/or deliver such additional documents or instruments as the parties may reasonably require from time to time, for the purposes of effectuating the provisions and purposes of this Purchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement on the day and year first above written.

WITNESSES:

____
Owais Khanani

EPOCH BIODIESEL LLC

By: ______________________
Mustafa Saied, Manager

____
Dwayne Dunder

RAPTOR FABRICATION & EQUIPMENT INC.

By: ______________________
Tom Gleason, its President

O0513071v2

JOINDER

The undersigned hereby join in the execution of this Purchase Agreement to jointly and severally guarantee the obligations of Raptor to refund any deposit(s) and/or any other payments due Epoch hereunder as a result of Raptor's breach of this Purchase Agreement.

WITNESSES:

____________________ Thomas Gleason

____

____________________ Dwayne Dundore

____